UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2020 (March 17, 2020)

 ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                  ☐

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    2020 Variable Compensation Incentive Plan. On March 17, 2020, the Board of Directors of Enterprise Bank and Trust Company (the “Bank”), the wholly owned banking subsidiary of Enterprise Bancorp, Inc. (the “Company”), approved the Enterprise Bank 2020 Variable Compensation Incentive Plan (the “2020 Incentive Plan”), including approval of specific performance factors, performance targets and percentage payout amounts for 2020. The 2020 Incentive Plan applies to employees, including the Company’s named executive officers, who do not otherwise participate in any form of individual-based incentive plan maintained by the Bank.
The 2020 Incentive Plan is designed to acknowledge and reward bank-wide performance objectives. Eligible employees receive a target incentive opportunity, which is a set percentage of an individual’s base salary for the plan year (i.e., salary earnings for the year ending on December 31, 2020). Each participating employee is assigned to an incentive group based upon the employee’s position and role in the Bank. The performance factors that apply to each incentive group are generally similar, but there is some variation as performance factors are selected based on the role of the employee. The weights assigned to each performance factor (which determine the percentage of the total incentive payment that may be earned by an employee through accomplishment of the performance target applicable to such factor) differ by incentive group.
The total compensation pool available for incentive payouts under the 2020 Incentive Plan will be determined by the Company’s overall performance for the 2020 Incentive Plan year. The Company must attain a specified level of performance in net income (the “threshold” level) for the plan year for a payout to be made under any of the performance factors outlined in the 2020 Incentive Plan. The additional performance factors for which payout amounts may be made under the 2020 Incentive Plan for the Company’s named executive officers are deposit growth, loan growth, non-interest fee revenue and loan quality. Higher levels of payout may be accomplished with respect to each performance factor if performance levels exceed “threshold”, including reaching “target” and “stretch” levels. There is no minimum bonus amount that is required to be paid to any employee under the 2020 Incentive Plan. Any payout for the 2020 plan year will be made on or before March 15, 2021 and will be as outlined below.
In addition to the five specific “core” performance factors described above (i.e., net income, deposit growth, loan growth, non-interest fee revenue and loan quality), the “supplemental” performance factor of annualized fixed salary and benefit expense for the plan year also applies to the final determination of payout amounts to certain specified members of the Bank’s management team, including all of the Company’s named executive officers.
Each of the Company’s Executive Chairman, Mr. Duncan and President, Mr. Main (each of whom is included in the “Bank wide” incentive group with multiplier) may receive an incentive payout under the 2020 Incentive Plan ranging from 22.5% of base salary if the Bank accomplishes the “threshold” levels for each “core” performance factor to 45% at “target” levels and 67.5% at “stretch” levels.
The Company’s Chief Executive Officer, Mr. Clancy (who is included in the “Bank wide” incentive group with multiplier) may receive an incentive payout under the 2020 Incentive Plan ranging from 25% of base salary if the Bank accomplishes the “threshold” levels for each “core” performance factor to 50% at “target” levels and 75% at “stretch” levels.
The Company’s Managing Director of Wealth Management and Chief Operating Officer, Mr. Irish (who is included in the “Bank wide” incentive group with multiplier) may receive an incentive payout under the 2020 Incentive Plan ranging from 18.75% of base salary if the Bank accomplishes the “threshold” levels for each “core” performance factor to 37.5% at “target” levels and 56.25% at “stretch” levels.
The Company’s Chief Financial Officer and Treasurer, Mr. Lussier (who is included in the “Bank wide” incentive group with multiplier) may receive an incentive payout under the 2020 Incentive Plan ranging from 15.00% of base salary if the Bank accomplishes the “threshold” levels for each “core” performance factor to 30.00% at “target” levels and 45.00% at “stretch” levels.
The actual payout percentages to the named executive officers may also be increased by a multiple of up to 1.05 or decreased by a multiple of as low as 0.95 depending upon the Bank’s performance with respect to the “supplemental” performance factor of annualized fixed salary and benefit expense; however, incentive payouts under the 2020 Incentive Plan will not exceed 150% of “target” levels. In addition, the Compensation Committee has the discretion to (i) determine whether the occurrence of an extraordinary event outside the control of the Company, and which affects the Company’s financial statements, should impact the payout under the 2020 Incentive Plan, and (ii) require recoupment of a partial or full payout received by a Senior Vice President or above if there is a material negative restatement resulting from material noncompliance with certain rules and regulations. The foregoing description is a summary of the 2020 Incentive Plan and is qualified in its entirety by reference to the copy of the 2020 Incentive Plan that is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference to this Current Report on Form 8-K.
Grants of Restricted Stock. At a meeting held on March 17, 2020, the Company’s Board of Directors, on the recommendation of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), approved grants of an aggregate of 14,765 shares of performance-based restricted stock under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”) to the named executive officers of the Company, as follows: 4,909 shares of restricted stock to Mr. Duncan; 4,752 shares of restricted stock to Mr. Clancy; 2,620 shares of restricted stock to Mr. Main; 828 shares of restricted stock to Mr. Lussier; and 1,656 shares of restricted stock to Mr. Irish. The shares of restricted stock were granted pursuant to the terms of the Executive Officer Restricted Stock Agreement that is substantially consistent with the forms and descriptions thereof previously filed with the Securities and Exchange Commission by the Company. The restricted stock grants will vest based on the Company’s attainment of certain cumulative diluted earnings per share criteria, as set forth below:

•	when cumulative diluted earnings per share from January 1, 2020 forward reach $2.66, 25% of the restricted shares granted will vest; and

•	when cumulative diluted earnings per share from January 1, 2020 forward reach $5.32, an additional 25% of the restricted shares granted will vest; and

•	when cumulative diluted earnings per share from January 1, 2020 forward reach $7.98, an additional 25% of the restricted shares granted will vest; and

•	when cumulative diluted earnings per share from January 1, 2020 forward reach $10.64, an additional 25% of the restricted shares granted will vest.

If the Company’s cumulative diluted earnings per share does not reach $10.64 by December 31, 2024 (5 years from January 1, 2020), any unvested restricted shares will be forfeited. The calculation of cumulative diluted earnings per share will be made at the end of each fiscal quarter and restricted stock will be considered to be earned at the close of business on the day the Company issues its earnings release for the fiscal quarter in which the criteria is met.
If there is an offering of the Company’s common stock or shares of the Company’s common stock are issued in connection with an acquisition, the above targets can be adjusted by the Company’s Board of Directors based upon a recommendation from the Compensation Committee.

Stock Option Award Agreement. On February 5, 2020, the Compensation Committee adopted a new form of Nonqualified Stock Option Agreement under the 2016 Plan (the “NQSO Award Agreement”) with respect to the granting of nonqualified stock options. The new NQSO Award Agreement will be used for all awards to executive officers made on or after March 17, 2020. The NQSO Award Agreement has material terms that are substantially similar to those in the form of award agreement filed by the Company as Exhibit 10.12.1 to the Company’s Annual Report on form 10-K filed on March 3, 2019 except for the following items: (1) the option holder may pay for the aggregate exercise price, in his or her discretion, in one of the following methods: (a) cash or by certified or bank check; or (b) through a net exercise feature; (2) the option holder, and not the Company, has the discretion to satisfy applicable taxes through a net-withholding procedure; and (3) other ministerial and conforming changes. The foregoing description of the NQSO Award Agreement is qualified in its entirety by reference to the NQSO Award Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference to this Current Report on Form 8-K.
Supplemental Executive Retirement and Deferred Compensation Plan 2020 Addendum. At a meeting held on March 17, 2020, the Company’s Board of Directors, on the recommendation of the Compensation Committee, approved the Enterprise Bank Supplemental Executive Retirement and Deferred Compensation Plan 2020 Addendum (the “2020 SERP Addendum”), including approval of service-based and performance-based contributions for the Chief Executive Officer and the Executive Vice Presidents of the Company, including the Managing Director of Wealth Management and Chief Operating Officer, Mr. Irish, and the Chief Financial Officer and Treasurer, Mr. Lussier. The contributions for the 2020 plan year will be made on or before March 15, 2021 and will be as outlined below.
The Company’s Chief Executive Officer, Mr. Clancy will receive a service-based contribution of $75,000 and will be eligible to receive an additional performance-based contribution outlined below based on the following criteria for 2020:

Net Income Metric	$27.625M	$29.652M	$31.652M	$33.652M	$35.652M
Contribution Amount	$12,500	$18,750	$25,000	$37,500	$50,000
The Company’s Managing Director of Wealth Management and Chief Operating Officer, Mr. Irish will receive a service-based contribution of $18,000. The Company’s Chief Financial Officer and Treasurer, Mr. Lussier will receive a service-based contribution of $7,000. Mr. Irish and Mr. Lussier will each be eligible to receive an additional performance-based contribution outlined below based on the following criteria for 2020:

Net Income	$27.625M	$29.652M	$31.6527M	$33.652M	$35.652M
Contribution Amount	$3,500	$5,250	$7,000	$14,000	$21,000
The foregoing description is a summary of the 2020 SERP Addendum and is qualified in its entirety by reference to the copy of the Enterprise Bank Supplemental Executive Retirement and Deferred Compensation Plan filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 10, 2020 and the 2020 SERP Addendum that is attached as Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated by reference to this Current Report on Form 8-K.

[Remainder of Page Intentionally Blank]

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are included with this Current Report on Form 8-K:

	Exhibit 10.1	Enterprise Bank 2020 Variable Compensation Incentive Plan

	Exhibit 10.2	Specimen Nonqualified Stock Option Agreement under Enterprise Bancorp, Inc. 2016 Stock Incentive Plan, as amended

	Exhibit 10.3	Enterprise Bank Supplemental Executive Retirement and Deferred Compensation Plan 2020 Addendum

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: March 20, 2020	By:	/s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Treasurer and Chief Financial Officer